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                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]



                                                                    Exhibit 23.1

                       Consent of KPMG Peat Marwick LLP
                       --------------------------------


The Board of Directors
FMC Corporation

We consent to the use of our audit report dated January 17, 1996 on the consolidated financial statements of FMC Corporation and consolidated subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995 incorporated herein by reference.

                                       /s/ KPMG Peat Marwick LLP

Chicago, Illinois
December 17, 1996